SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            February 6, 2004

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, include area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.
The following exhibit is furnished pursuant to Item 12 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

(99) Ecolab Inc. News Release dated February 6, 2004

Item 12.	Results of Operations and Financial Condition.

On February 6, 2004, Ecolab Inc. (“Ecolab”) announced earnings for the fourth quarter and the full year ended December 31, 2003.  A copy of the News Release issued by Ecolab in connection with this report under Item 12 is attached as Exhibit (99) and incorporated by reference herein.  Ecolab also will publish the News Release, including the supplemental information contained therein, on its website under the heading Investor Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

	By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date:	February 6, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated February 6, 2004.	Filed herewith electronically.